                                                                    Exhibit 5.1


               [Letterhead of Orrick, Herrington & Sutcliffe LLP]



                                  May 31, 2000



Associates Credit Card Receivables Corp.
290 East Carpenter Freeway
Irving, Texas  75062

                  Re:      Associates Credit Card Master Note Trust

Ladies and Gentlemen:

                  We have acted as counsel for Associates Credit Card Receivables Corp., a Delaware corporation (the "Transferor"), in connection with the preparation of the Registration Statement on Form S-3, which was filed on January 18, 2000, and Amendment No. 1 to the Registration Statement on Form S-3, which is being filed on or about May 31, 2000 (collectively, the "Registration Statement"), in each case with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of Asset Backed Notes (collectively, the "Notes"), each such Series of Notes representing obligations of the Associates Credit Card Master Note Trust (the "Trust"). Each Series of Notes will be issued pursuant to the Amended and Restated Master Indenture, dated as of April 1, 2000 (the "Master Indenture"), as supplemented by an Indenture Supplement relating to such Series (each, an "Indenture Supplement" and, in each such case, together with the Master Indenture, the "Indenture"), in each case between the Trust and The Bank of New York, as Indenture Trustee.

                  We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and
(c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

                  Based on such examination, we are of the opinion that when the issuance of each Series of Notes has been duly authorized by appropriate corporate action and the Notes of such Series have been duly executed, authenticated and delivered in accordance with the Indenture, and sold in the manner described in the Registration Statement, any amendment thereto and the

Associates Credit Card Receivables Corp.
May 31, 2000
Page 2





prospectus and prospectus supplement relating thereto, the Notes will be legally issued, fully paid, non-assessable and binding obligations of the Trust, and the holders of the Notes of such Series will be entitled to the benefits of such Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not admit that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                       Very truly yours,

                                       /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP


                                       ORRICK, HERRINGTON & SUTCLIFFE LLP